UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014 (August 8, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA		94612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2014, Starwood Waypoint Residential Trust (the “Company”), appointed John Farias, 45, as the new Chief Accounting Officer of the Company. Mr. Farias is expected to assume his role as Chief Accounting Officer by August 8, 2014.

From February 2013 to July 2014, Mr. Farias served as the Vice President, Controller—Financial Reporting of SWAY Management LLC, the Company’s external manager. Prior to joining the SWAY Management LLC, Mr. Farias was vice president, fund operations for Prologis, Inc. (formerly AMB Property Corporation (“AMB”)), where he oversaw and managed the processes and functions surrounding the global platform of fund operations and fund reporting. Mr. Farias joined the real estate investment banking group at Credit Suisse from June 2005 to February 2006 before rejoining AMB in July 2006 as vice president, portfolio manager. Prior to joining AMB, Mr. Farias worked as an auditor for PricewaterhouseCoopers LLP. Mr. Farias holds a Bachelor of Commerce from the University of Toronto, Canada, an M.B.A. from the Haas School of Business at the University of California, Berkeley and is a California Certified Public Accountant (inactive).

The Company and Mr. Farias will enter into an indemnification agreement in substantially the same form as the Company has entered into with its existing executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: August 11, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

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